As filed with the Securities and Exchange Commission on March 31, 2005


                                                     1940 Act File No. 811-21666
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM N-2

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940       |X|


                               Amendment No. 3                               |X|


                           HATTERAS MASTER FUND, L.P.
               (Exact Name of Registrant as Specified in Charter)
                               8816 SIX FORKS ROAD
                                    SUITE 107
                          RALEIGH, NORTH CAROLINA 27615
                    (Address of Principal Executive Offices)
                                 (919) 846-2324
                         (Registrant's Telephone Number)
                                DAVID B. PERKINS
                               8816 SIX FORKS ROAD
                                    SUITE 107
                          RALEIGH, NORTH CAROLINA 27615
                     (Name and Address of Agent for Service)
                                    COPY TO:


                             MICHAEL P. MALLOY, ESQ.
                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                              18TH & CHERRY STREETS
                           PHILADELPHIA, PA 19103-6996
                                  215-988-2700

                                     PART A

         Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.


         Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to the Registration Statements on Form N-2 of Hatteras Multi-Strategy Fund I, L.P. and Hatteras Multi-Strategy TEI Fund, L.P., formerly known as Hatteras Multi-Strategy Fund II, L.P. (the "FEEDER FUNDS"), as filed with the Securities and Exchange Commission (the "SEC") on March 31, 2005 (the "FEEDER FUNDS' REGISTRATION STATEMENTS ON FORM N-2").


ITEM 3.  FEE TABLE


         This table summarizes the fees and expenses that you will pay if you buy and hold limited partnership interests ("Interests") in Hatteras Master Fund, L.P. (the "MASTER FUND") through the Feeder Funds. As the expenses set forth below have not been in effect for a full year, the "Other Expenses" described below are estimates.


         Annual Expenses (as a percentage of net assets of the Master Fund):

Management Fee                                                          1.00%
Administration Fee                                                      0.06%
Other Expenses (including organizational expenses,                      0.10%
insurance costs and directors' fees)(1)


Total Annual Expenses                                                   1.16%

--------------
(1) "Other Expenses" are estimated based on Master Fund net assets of $250 million and anticipated expenses for the first year of the Master Fund's operations as an investment company registered under the Investment Company Act of 1940, as amended ("1940 ACT"), and consists of expenses including, without limitation, administrative fees and expenses, directors' fees and directors' and officers' insurance. Certain administrative and other expenses applicable to feeder funds that invest in the Master Fund, including those of the Feeder Fund, are applied at the feeder fund level rather than at the Master Fund level. Partners also indirectly bear a portion of the asset-based fees, performance and incentive fees or allocations and other expenses incurred by the Master Fund as an investor in Advisor Funds or Advisor Accounts (as such terms are defined herein). The General Partner does not expect the Master Fund to have $250 million in net assets at the commencement of the fund's operations.



Example


You would pay the following expenses on a $1,000          1 Year         3 Years
investment in the Master Fund, assuming a 5% annual         $12            $37
return:

         The purpose of the above table is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see "Management of the Fund and Fees" in the Feeder Fund's confidential memorandum ("MEMORANDUM") included in the Feeder Fund's Registration Statement on Form N-2. The Example is based on the expenses set forth in the table above and should not be considered a representation of the Master Fund's future expenses. Actual expenses of the Master Fund may be higher or lower than those shown. Moreover, the annual return may be greater or less than the hypothetical 5% return in the table above.


ITEM 7.    USE OF PROCEEDS


         The proceeds from the sale of Interests, net of the Master Fund's fees and expenses, will be invested by Hatteras Investment Partners, LLC (the "Investment Manager") to pursue the Master Fund's investment program and objectives as soon as practicable, but in no event greater than three months, consistent with market conditions and the availability of suitable investments.


ITEM 8.    GENERAL DESCRIPTION OF THE REGISTRANT

         The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was organized as a limited partnership under the laws of the State of Delaware on October 29, 2004.


         Interests in the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the "SECURITIES ACT"). Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that persons who are both "accredited investors," as defined in Regulation D under the Securities Act, and "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"). The Master Fund may decline to accept any investment in its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

         Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective and Strategies," "General Risks," "Special Risks of Fund of Funds Structure" and "Investment-Related Risks" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 9.    MANAGEMENT


         A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Fund and Fees," in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2. The following list identifies the specific sections of the Feeder Funds' Memoranda under which the information required by
Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.


ITEM 9.1(A) "MANAGEMENT OF THE FUND AND FEES - THE BOARD OF DIRECTORS"

ITEM 9.1(B) "MANAGEMENT OF THE FUND AND FEES - THE INVESTMENT MANAGER"

ITEM 9.1(C) "MANAGEMENT OF THE FUND AND FEES - MANAGEMENT TEAM"

ITEM 9.1(D) "MANAGEMENT OF THE FUND AND FEES - ADMINISTRATION FEE"

ITEM 9.1(E) "CUSTODIAL SERVICES"


ITEM 9.1(F) The Master Fund will bear all of the expenses of its own operations, including, but not limited to, the management fee for the Master Fund payable to the Investment Manager, administration fees to PFPC Inc., the Master Fund's administrator, and accounting, brokerage, custody, transfer, registration, interest, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, finder's fees, broker-dealer expenses and extraordinary expenses.


ITEM 9.1(G)  AFFILIATED BROKERAGE

         Not applicable.

ITEM 9.2.  NON-RESIDENT MANAGERS

         Not applicable.

ITEM 9.3.  CONTROL PERSONS

         See response to Item 19 below. To the extent that any investor is the beneficial owner of more than 25% of the outstanding limited partnership interests (by value) of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 10.  CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.  CAPITAL STOCK


         The Master Fund is organized as a limited partnership under the laws of the State of Delaware and intends to be classified as a partnership for income tax purposes. An investor in the Master Fund (a "PARTNER") will be a limited partner in the Master Fund and his or her rights in the Master Fund will be established and governed by the Amended and Restated Agreement of Limited Partnership of the Master Fund, dated March 31, 2005 (the "PARTNERSHIP AGREEMENT"). A Partner and its advisers should carefully review the Partnership Agreement, as each Partner will agree to be bound by its terms and conditions. The following is a summary description of certain provisions of the Partnership Agreement. The description of such provisions is not definitive and is qualified in its entirety by reference to the Partnership Agreement. Reference should be made to the complete text of the Partnership Agreement.

         All Interests shall be fully paid and non-assessable. Partners shall have no preemptive or other rights to subscribe for any additional Interests.

         Hatteras Investment Management LLC, Delaware limited liability company, serves as the general partner of the Master Fund ("GENERAL PARTNER"). The General Partner appointed an initial director to the board of directors ("BOARD") and, to the fullest extent permitted by applicable law, irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Master Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Master Fund's business. On December 16, 2004, the appointment of the initial director was approved and ratified by the Master Fund's organizational limited Partner (the "Organizational Limited Partner"). On the same date, the Organizational Limited Partner approved resolutions electing additional directors to the Board. In no event shall any Partner, in his or her capacity as such, have any role in the management of the Master Fund's affairs. The Partners shall have power to vote only: (i) for the election of directors; (ii) with respect to any amendment of the Partnership Agreement, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the Partnership Agreement, applicable law or any registration of the Master Fund with the SEC or any state, or as the Board may consider necessary or desirable. With respect to any matter, the Partners shall vote in proportion to their capital account balances as of the record date applicable to the consideration of such matter. There shall be no cumulative voting in the election of directors. The Partners may vote in person or by proxy. Unless the Board in its sole discretion determines otherwise, only matters set forth in the notice of a meeting may be voted on by Partners at a meeting. From time to time, the Board may seek to obtain voting instructions from Partners, in which case the Board will establish such procedures and protocols as it deems to be appropriate under the circumstances.


         The Partnership Agreement provides that on any matter submitted to a vote of all Partners, all Partners entitled to vote shall vote together. There normally will be no meetings of Partners for the purpose of electing members of the Board except that, in accordance with the 1940 Act: (i) the Master Fund will hold a Partners' meeting for the election of members of the Board at such time as less than a majority of the members of the Board holding office have been elected by Partners of the Master Fund; and (ii) if, as a result of filling a vacancy on the Board, less than two-thirds of the members of the Board holding office will have been elected by the Partners, that vacancy may be filled only by a vote of the Partners.

         The Board (or its designated agent) may admit Partners to the Master Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the Partnership Agreement or upon the completion and execution, and the acceptance of the same by the Board (or its designated agent), of a subscription agreement in a form established by the Fund from time to time. The Board (or its designated agent) has the right to refuse to accept investments in the Master Fund for any or no reason. Interests will be issued only in a transaction or transactions not requiring registration under the Securities Act.

         The Master Fund shall be dissolved: (i) upon the affirmative vote to dissolve the Master Fund by a majority of the Directors and Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Partners; (ii) upon an election by the General Partner to dissolve the Master Fund or upon the withdrawal of the General Partner, unless (a) at such time there remains at least one general partner who elects to continue the business of the Master Fund or (b) both the Directors and Partners holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Partners elect (within 60 days of the event giving rise to the dissolution occurs) to continue the Master Fund; or (iii) as otherwise required by operation of law.

         The Board may, without the vote of the Partners, (i) cause the Master Fund to convert to a corporation, statutory trust or association, a real estate investment trust, a common-law trust, a general partnership (including a limited liability partnership) or a limited liability company, organized, formed or created under the laws of the State of Delaware, as permitted pursuant to
Section 17-219 of the Delaware Act and (ii) in connection with any such conversion, cause any outstanding Interests to be exchanged or converted into securities of or interests in the business form into which the Master Fund is converted under or pursuant to any state or federal statute to the extent permitted by law.

         No Partner (or other person holding an Interest or a portion of an Interest acquired from a Partner) will have the right to require the Master Fund to redeem its Interest or any portion thereof. No public market exists for the Interests, and none is expected to develop. Consequently, Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Master Fund, as described below.

         The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Interests from Partners, including the Adviser and/or the General Partner, pursuant to written tenders by Partners. The Adviser anticipates that it will recommend to the Board to cause the Master Fund to conduct repurchase offers on a quarterly basis in order to permit the Fund to conduct repurchase offers for Interests. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all Partners, on the same terms, which may affect the size of the Master Fund's repurchase offers. A Partner may determine, however, not to participate in a particular repurchase offer or may determine to participate to a limited degree, which will affect the liquidity of the investment of any investor in the Partner.

ITEM 10.2.  LONG-TERM DEBT

         Not applicable.

ITEM 10.3.  GENERAL

         Not applicable.

ITEM 10.4.  TAXES


         Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Taxes" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 10.5.  OUTSTANDING SECURITIES

--------------------------------------------------------------------------------------------------------------
(1)                            (2)                      (3)                        (4)
--------------------------------------------------------------------------------------------------------------
Title of Class                 Amount Authorized        Amount Held by Registrant  Amount Outstanding
                                                        or for its Own Account     Exclusive of Amount Shown
                                                                                   Under (3), as of February
                                                                                   28, 2005
--------------------------------------------------------------------------------------------------------------
Limited Partnership Interests  Unlimited                None                       $620,341,919
--------------------------------------------------------------------------------------------------------------



ITEM 10.6.  SECURITIES RATINGS

         Not applicable.

ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES

         Not applicable.

ITEM 12.  LEGAL PROCEEDINGS

         Not applicable.

ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION ("SAI")

         Not applicable.

ITEM 14.  COVER PAGE OF SAI

         Not applicable.

ITEM 15.  TABLE OF CONTENTS OF SAI

         Not applicable.

ITEM 16.  GENERAL INFORMATION AND HISTORY

         Not applicable.

ITEM 17.  INVESTMENT OBJECTIVE AND POLICIES


         Information in response to this item is incorporated by reference from the sections entitled "Investment Objective and Strategies" and "Management of the Fund and Fees" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2.


ITEM 18.  MANAGEMENT


         Information in response to this item is incorporated by reference from the sections entitled "Management of the Fund and Fees" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2 and "Code of Ethics" in the Feeder Funds' Statements of Additional Information.


ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


         As of February 28, 2005, Hatteras Diversified Strategies Fund L.P., a Delaware limited partnership (the "Diversified Fund") and Hatteras Diversified Strategies Offshore Fund LTD, a Cayman Limited Corporation (the "Diversified Offshore Fund"), owned 60% and 40%, respectively, of the outstanding Interests of the Master Fund.

         The Diversified Fund, the Diversified Offshore Fund, the Feeder Funds, the Hatteras Multi-Strategy Offshore Fund, LDC and certain other investment companies intend to invest substantially all of their respective investable assets in the Master Fund and may become 5% holders of the Master Fund's Interests. As of February 28, 2005, the directors and officers of the Master Fund collectively owned less than one percent of the Master Fund's Interests by value.


ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES


         Information on the investment advisory and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Management of the Fund and Fees," "Administrative Services," and "Custodial Services" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2 and "Independent Auditors and Legal Counsel" in the Feeder Funds' Statements of Additional Information.

ITEM 21.  PORTFOLIO MANAGERS

         Not applicable.

ITEM 22.  BROKERAGE ALLOCATION AND OTHER PRACTICES

         A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Brokerage" in the Feeder Funds' Statements of Additional Information.

ITEM 23.  TAX STATUS

         Information on the tax status of the Master Fund is incorporated by reference from the section entitled "Taxes" in the Feeder Funds' Memoranda included in the Feeder Funds' Registration Statements on Form N-2 and "Certain Tax Considerations" in the Feeder Funds' Statements of Additional Information.

ITEM 24.  FINANCIAL STATEMENTS

         The Master Fund's financial statements are provided on the following pages.

[LOGO OMITTED]

                                                          DELOITTE & TOUCHE LLP
                                                          1700 Market Street
                                                          25 Floor
                                                          Philadelphia, PA 19103
                                                          USA

                                                          Tel:    1 215 405 7608
                                                          Fax:    1 215 405 3232
                                                          www.deloitte.com


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Hatteras Master Fund, L.P.

We have audited the accompanying statement of assets and liabilities of Hatteras Master Fund, L.P. (the "Fund") as of December 23, 2004. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of assets and liabilities. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of the Fund as of December 23, 2004, in conformity with accounting principles generally accepted in the United States of America.


[GRAPHIC OMITTED]
DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
January 11, 2005

                              FINANCIAL STATEMENTS


                            HATTERAS MASTER FUND, LP
                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 23, 2004

ASSETS
Cash                                                      $ 100,000
Deferred Organization Costs                               $  82,639
                                                          ----------

Total Assets                                              $ 182,639

LIABILITIES
Liabilities and accrued expenses                          $  82,639
                                                          ----------

NET ASSETS                                                $ 100,000
                                                          ---------



NOTES TO STATEMENT OF ASSETS AND LIABILITIES:

(1) Hatteras Master Fund, LP (the "Fund") was organized as a Delaware limited partnership on October 29, 2004 and is registered under the Investment Company Act of 1940 as a closed end, non-diversified management investment company. The Fund has not had any transactions other than those related to organizational matters and the sale of a $100,000 interest to Hatteras Diversified Strategies Fund, LP.

(2) The Fund has entered into an Investment Advisory Agreement with Hatteras Investment Partners, LLC. (the "Advisor"). The Advisor receives a fee from the Fund at the annual rate of 1.00% of average monthly net assets of the Fund.

(3) Deferred organization costs related to the organization and registration of the Fund will be expensed upon the commencement of operations on January 3, 2005.

(4) The Fund's statement of assets and liabilities is prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. Actual results may differ from estimates.

(5) On January 3, 2005, the Fund received additional capital contributions totaling approximately $120,139,663, including contributions from Hatteras Diversified Strategies Fund, LP of approximately $72,622,862 in the form of transfers in kind and also approximately $47,516,801 from Hatteras Diversified Strategies Offshore Fund, Ltd. in the form of transfers in kind and cash deposits.

                                     PART C:
                                OTHER INFORMATION


                  HATTERAS MASTER FUND, L.P. (THE "REGISTRANT")

ITEM 25.  FINANCIAL STATEMENTS AND EXHIBITS


         (1)      Financial Statements:


                  Independent Auditor's Report, Statement of Assets and Liabilities and Notes to Financial Statements - previously filed on January 18, 2005.


         (2)      Exhibits


                  (a)(1) Amended and Restated Agreement of Limited Partnership is filed herewith.

                  (a)(2) Certificate of Limited Partnership - previously filed on November 2, 2004.


                  (b)      Not applicable.

                  (c)      Not applicable.

                  (d)      Refer to Exhibit (a)(1).

                  (e)      Not applicable.

                  (f)      Not applicable.


                  (g) Investment Management Agreement - previously filed on January 3, 2005.


                  (h)      Not applicable.

                  (i)      Not applicable.


                  (j) Form of Custodian Services Agreement - previously filed on January 3, 2005.

                  (k) Form of Administration, Accounting and Investor Services Agreement - previously filed on January 3, 2005.


                  (l)      Not applicable.

                  (m)      Not applicable.

                  (n) Opinion and Consent of Deloitte & Touche is filed herewith

                  (o)      Not applicable.

                  (p)      Not applicable.

                  (q)      Not applicable.


                  (r)(1) Code of Ethics of the Registrant is filed herewith.

                  (r)(2) Code of Ethics of Hatteras Investment Partners LLC is filed herewith

                  (r)(3) Code of Ethics of CapFinancial Partners, LLC is filed herewith.

         * To be filed by amendment.


ITEM 26.  MARKETING ARRANGEMENTS


         Not applicable.


ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF SECURITIES BEING REGISTERED


         Not applicable.


ITEM 28.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         The Board of the Master Fund is identical to the Board of Directors of certain other funds advised by the Investment Manager. In addition, the officers of the Master Fund and these other funds are substantially identical. Nonetheless, the Master Fund takes the position that it is not under common control with these other funds since the power residing in the respective boards and officers arises as a result of an official position with the respective funds.

ITEM 29.  NUMBER OF HOLDERS OF SECURITIES


         Record holders of limited partnership interests as of
December 31, 2004:  1


ITEM 30.  INDEMNIFICATION

         Section 3.8 of the Registrant's Amended and Restated Agreement of Limited Partnership states as follows:

         (a) To the fullest extent permitted by law, the Partnership will, subject to SECTION 3.8(C) of this Agreement, indemnify each General Partner (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner (including without limitation, Hatteras Investment Partners, LLC) or Partner of a General Partner, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an "INDEMNITEE") against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this
SECTION 3.8 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this SECTION 3.8.

         (b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under SECTION 3.8(A) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee's failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

         (c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, indemnification will be provided in accordance with SECTION 3.8(A) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office.

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         (d) Any indemnification or advancement of expenses made in accordance with this SECTION 3.8 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this SECTION 3.8, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this SECTION 3.8. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this SECTION 3.8, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this SECTION 3.8, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this
SECTION 3.8 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

         (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this SECTION 3.8 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

         (f) The rights of indemnification provided in this SECTION 3.8 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this SECTION 3.8 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Investment Manager or other Person.

         (g) The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this SECTION 3.8.

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ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

         Information as to the directors and officers of the Registrant's INVESTMENT MANAGER, together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each director, executive officer, managing member or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission (File No. 801-62608), and is incorporated herein by reference.

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

         All accounts, books, and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant's Administrator and (3) the Registrant's Custodian. The address of each is as follows:


         1.       Hatteras Master Fund, L.P.
                  8816 Six Forks Road, Suite 107
                  Raleigh, NC 27615


         2.       PFPC Inc.
                  103 Bellevue Parkway
                  Wilmington, DE 19809

         3.       PFPC Trust Company
                  8800 Tinicum Boulevard
                  Philadelphia, PA 19153

ITEM 33.  MANAGEMENT SERVICES


         Not applicable.


ITEM 34.  UNDERTAKINGS


         Not applicable.

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                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh in the state of North Carolina on the 31st day of March, 2005.


                                HATTERAS MASTER FUND, L.P.

                                By:  Hatteras Investment Management LLC,
                                     its General Partner

                                By:  /s/    David B. Perkins
                                    -------------------------------------------
                                     Name: David B. Perkins
                                     Title:  Managing Member

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                                  EXHIBIT INDEX




(a)(1) Amended and Restated Agreement of Limited Partnership

(n) Opinion and Consent of Deloitte & Touche LLP

(r)(1) Code of Ethics of the Registrant.

(r)(2) Code of Ethics of Hatteras Investment Partners, LLC

(r)(3) Code of Ethics of CapFinancial Partners, LLC.